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                                                                    EXHIBIT 99.3

                           FORM OF REQUEST FOR WAIVER

                            PRISON REALTY CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         To: INVESTOR RELATIONS Prison Realty Corporation, 10 Burton Hills Boulevard, Suite 100, Nashville, TN 37215

         Telephone: (615) 263-0200 Fax Number: (615)263-0212

          This form is to be used only by Participants in the Prison Realty Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan") who are requesting authorization from Prison Realty Corporation to make an optional cash payment under the Plan in excess of the $5,000 monthly maximum limit.

A new form must be completed each month the Participant wishes to make an optional cash payment in excess of the $5,000 monthly maximum limit. This form will not be accepted by Prison Realty Corporation unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the Participant has received a current copy of the Prospectus relating to the Plan;
(iii) the optional cash payment is being made by and on behalf of the Participant for its own account; (iv) the Participant shall submit a copy of this Request for Waiver (approved by Prison Realty Corporation) to Boston Equiserve, L.P. via facsimile number _______, at the same time an Authorization Form or B&N Form and the optional cash payments are submitted by the Participant; and (v) immediately after the purchase of the shares to be acquired pursuant to this Request for Waiver the Participant will not own shares in excess of 9.8% (by number of value) of any class or series of the Company's outstanding capital stock.

Shares of common stock acquired through the Plan will be held in account with Boston Equiserve, L.P. as Plan Administrator. Participants wishing delivery of certificates representing the shares should contact, Boston Equiserve, L.P. at ___________________.

THE COMPANY RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF COMMON STOCK IN ORDER TO ELIMINATE PRACTICES WHICH ARE NOT CONSISTENT WITH THE PURPOSES OF THE PLAN.

                                                 Social Security Number(s) Date
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Participant's Signature                          Address

----------------------------------------------   City           State       Zip
Participant's Signature

----------------------------------------------   Phone                 Fax
Print name as it appears on stock certificates

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Optional Cash Investment Amount Requested